UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2017

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [     ]

ITEM 1.01ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Interim Milling Agreement

Magellan Gold Corporation (the “Company”)(OTC.QB:  MAGE) and Rose Petroleum plc (AIM:  ROSE) entered into a stock purchase agreement (“SPA”) pursuant to which the Company will acquire 100% interest in Rose's mineral processing mill operation in San Dieguito de Arriba, Nayarit State, Mexico and its associated assets, licenses and agreements (together, the "SDA Mill").  The SPA transaction was previously reported on the Company’s Current Report on Form 8-K dated September 9, 2017 and filed with the Securities and Exchange Commission on September 12, 2017.

On November 7, 2017 the Company and Rose executed an Interim Milling Agreement (the “Agreement”), with an effective date of November 1, 2017, whereby, pending closing of the SPA transaction, Rose shall cause its subsidiary, Minerales Vane S.A. de C.V., a Mexico corporation (“Vane”), to reopen the SDA Mill and recommence operations. The Company provided working capital funding in the amount of $50,000 and will provide additional working capital if required, and is entitled to receive all positive cash flow generated under the Agreement pending closing of the SPA.   All operations of the SDA Mill under this Agreement shall be under the sole control and supervision of Rose and Vane, subject to a budget agreed upon by Rose and the Company.  A copy of the Agreement is filed herewith as Exhibit 10.1.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Interim Milling Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: November 8, 2017	By: /s/ W. Pierce Carson W. Pierce Carson, President